UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 1, 2022
Date of Report (date of earliest event reported)

Cantaloupe, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365		23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 Deerfield Lane Suite 300	Malvern	Pennsylvania	19355
(Address of Principal Executive Offices)			(Zip Code)
(610) 989-0340
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTLP	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2022, Cantaloupe, Inc. (“the Company”) entered into that certain first amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of March 17, 2022 (the “Credit Agreement”), among the Company, as the borrower, its subsidiaries, as guarantors, and JP Morgan Chase Bank, N.A., as lender and administrative agent, which, among other things, amended the definition of the Company’s EBITDA under the Credit Agreement.

The foregoing description of the Amendment and the Credit Agreement is not intended to be complete and is qualified in its entirety by the copies thereof which are filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described below under Item 8.01, on December 1, 2022, the Company completed its acquisition of the Acquired Companies (as defined below, and the acquisition collectively, the “Acquisition”). In partial consideration for the Acquisition, the Company issued the Equityholders (as defined below) an aggregate of 1,240,920 shares an aggregate value of approximately $4.1 million of the Company’s common stock, no par value. The stock consideration is subject to a two-year vesting schedule.

The foregoing was undertaken in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 8.01. Other Events.

On December 1, 2022, the Company acquired Three Square Market, Inc., a Wisconsin corporation, and Three Square Market Limited, a UK private limited company (collectively, the “Acquired Companies”) pursuant to an Equity Purchase Agreement by and among the Company, T.W. Vending, Inc., Timothy Westby and Todd Westby (Timothy Westby and Todd Westby collectively, the “Equityholders”) for an aggregate base purchase price of approximately $41 million, including approximately $4.1 million in the Company’s common stock. The Company funded the cash portion of the transaction consideration by borrowing $25 million of debt from its existing Credit Agreement and funding the remaining cash consideration by utilizing cash on hand. The aggregate base purchase price is subject to certain adjustments that will be reflected in the final amounts paid to the Equityholders.

The Acquired Companies are in the business of designing, manufacturing and selling vending kiosks and cabinets for micromarkets and providing software and other services to manage and maintain micromarkets. A copy of the press release announcing the acquisition is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Ex. Description
10.1	First Amendment to Amended and Restated Credit Agreement, by and among the Company, its subsidiaries, and JPMorgan Chase Bank, N.A., dated December 1, 2022
99.1	Press release dated December 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cantaloupe, Inc.

Date: December 5, 2022
By: /s/ Davina Furnish
Davina Furnish
General Counsel and Secretary